Exhibit b(iii) under Form N-1A
                                           Exhibit 3(ii) under Item 601/Reg. S-K






                         Money Market Obligations Trust



                                  Amendment #6

                                 to the By-Laws



                            Effective August 25, 2003



     Insert the following into Article II, Power and Duties of Trustees and Officers, and renumber Section 9 as Section 10:



     Section 9. Chief Legal Officer. The Chief Legal Officer shall serve as Chief Legal Officer for the Trust, solely for purposes of complying with the attorney conduct rules ("Attorney Conduct Rules") enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (the "Act"). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307 of the Act. The Chief Legal Officer, in his sole discretion, may delegate his responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.